UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) March 3, 2009

Holmes Master Issuer PLC (Exact name of issuing entity as specified in its charter)
Holmes Funding Limited (Exact name of depositor as specified in its charter)
Abbey National PLC (Exact name of sponsor as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	333-139944-01 (Commission File Number)	n/a (IRS Employer ID Number)
Abbey National House 2 Triton Square Regent's Place London	NW1 3AN
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	+44 (0)20 7612 4000
No Change (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

While applying new and improved valuation data obtained by Abbey National plc (servicer of the Holmes Programme) on the loans in the Holmes portfolio in the preparation of the Holmes monthly investor report for the period ended 8 February 2009, it was identified that indexation was not applied in the calculation of the weighted average indexed LTV for the investor reports published for the period beginning September 2008 to January 2009. Revised values based on the previous valuation data and the improved valuation data obtained by Abbey National plc will be published upon completion of the review process. This review has consequently delayed the publication of the monthly investor report for the period ended 8 February 2009. It is expected that the revised weighted average indexed LTV for January 2009, based on the improved valuation data, will not be materially different from the value published in the monthly investor report for the period ended 8 January 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLMES FUNDING LIMITED, as depositor

By: /s/ Jessica Petrie

Name: Jessica Petrie

Title:   Authorised Signatory

Dated: March 3, 2009

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